Exhibit 10.11

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is dated this 19th day of May 2020, by and between MSP Industrial Portfolio Owner, LLC, a Delaware limited liability company (“Landlord”), and Imricor Medical Systems, Inc., a Delaware corporation (“Tenant”).

A.         Landlord and Tenant are parties to that certain Office/Warehouse Lease Agreement dated August 2018 (“Original Lease”), as amended by that certain First Amendment to Lease dated February 21, 2020 (“First Amendment”) (the Original Lease and First Amendment are hereinafter collectively referred to as the “Lease”), for the lease by Tenant of space in a Building located at 12255-12287 Nicollet Avenue South, Burnsville, Minnesota 55337, consisting of approximately 14,194 rentable square feet, as more particularly described in the Lease (“Premises”).

B.         Landlord and Tenant desire to amend the Lease to clarify the correct the square footage of the Premises, and to make certain other specific modifications to the Lease, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Capitalized Terms. All capitalized terms in this Amendment have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

2.           Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) Tenant has no offset, claim, recoupment, or defense against the payment of rent or other sums and the performance of all obligations of Tenant under the Lease; (c) the Lease is binding on Tenant and is in full force and effect, and Tenant has no defenses to the enforcement of the Lease; (d) Tenant has not assigned the Lease, or sublet the Premises; and (e) Tenant acknowledges that Landlord is not in default of the Lease.

3.          Square Footage of the Premises. The actual square footage of the Premises is 14,617 rentable square feet pursuant to the Site Plan prepared by Tushie Montgomery Architects attached hereto as Exhibit A.

4.           Rent. Landlord and Tenant agree that the Base Rent shall be calculated using 14,194 rentable square feet. The monthly Base Rent for the Premises after the Expansion Date shall be paid in accordance with the Lease in the following amounts:

Months	Rate (PSF)	Monthly Base Rent
Expansion Date-Month 12	$9.75	$11,532.63
13-24	$10.04	$11,875.65
25-36	$10.34	$12,230.50
37-48	$10.65	$12,597.18
49-60	$10.97	$12,975.68
61-72	$11.30	$13,366.02
73-84	$11.64	$13,768.18
85-96	$11.99	$14,182.17
97-108	$12.35	$14,607.99
109-120	$12.72	$15,045.64

5.           Tenant’s Percentage Share. During such period that the definition of Premises includes both the Current Premises and Expansion Premises, Tenant’s Percentage Share set forth in the Lease shall be adjusted to 18.20%, taking into consideration the Premises has a total of 14,617 rentable square feet. Landlord and Tenant agree that the total square footage of the Building is 80,309 square feet and this measurement takes precedence over all prior measurements.

6.           Real Estate Brokers. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesperson to act for it in connection with this Amendment. Landlord and Tenant each indemnify, defend, and hold the other party harmless from and against any and all claims by any other real estate broker or salesperson whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Amendment.

7.         Further Assurances. Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment.

8.            Successors and Assigns. This Amendment is binding upon and inures to the benefit of the parties and their successors and assigns.

9.          Reaffirmation. Except as modified herein, all other terms and conditions of the Lease remain in full force and effect, and nothing herein may be construed to relieve either Landlord or Tenant of any obligations as set forth therein.

10.           Conflicts. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment will govern.

11.           Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which when taken together will constitute one agreement.

12.         PDF Signatures. In order to expedite this transaction, signatures sent by PDF via e-mail may be used in place of ink-signed original signatures on this Amendment or any other document or agreement in this transaction, other than those to be recorded in the public records. Landlord and Tenant intend to be bound by the signatures on each PDF document, are aware that the other party will rely on the PDF signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment or any related document based on the form of signature. In the event PDF signatures are used in any instance, ink-signed originals of those documents must also be promptly exchanged by the parties, but the failure to subsequently deliver those originals will not affect the enforceability of the PDF signatures.

13.           Construction. This Amendment shall be construed under the laws of the State of Minnesota. Whenever possible, each provision of this Amendment shall be interpreted in a manner that would render it effective and valid under applicable law. If any provision of this Amendment is determined to be invalid or unenforceable, that provision will be ineffective only to the extent of the prohibition or invalidity without invalidating or otherwise affecting the remaining provisions of this Amendment.

14.           Corporate Authority. Landlord and Tenant represent and warrant to the other that each has the power and authority to enter into this Agreement and that the person duly executing this Agreement on behalf of each party has the requisite power and authority to do so.

15.          Entire Agreement. The Lease, this Amendment, and any exhibits attached hereto, constitute the entire understanding of the parties with respect to this transaction, and supersede all prior agreements and understandings between the parties with respect to the subject matter. No representations, warranties, undertakings or promises, whether oral, implied, written, or otherwise, have been made by any party to any other party unless expressly stated in the above-referenced documents, or unless mutually agreed to in writing between the parties after the date hereof, and neither party has relied upon any verbal representations, agreements, or understandings not expressly set forth herein.

16.           Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor will it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant will not constitute a reservation of or option or offer in favor of Tenant. The parties will be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Before the complete execution and delivery of this Amendment by all parties, each party will be free to negotiate the form and terms of this Amendment in a manner acceptable to that party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party before the execution and delivery of this Amendment by the other party will be of no force and effect and will in no way prejudice the party that executed this Amendment or the party that has not executed this Amendment.

[Signature Page Follows]

IN AGREEMENT, the parties have executed this Amendment as of the day and year first written above.

LANDLORD:

MSP Industrial Portfolio Owner, LLC,
a Delaware limited liability company

By:	/s/ Jasn Simek
Name:	Jason Simek
Title:	Managing Partner

TENANT:

Imricor Medical Systems, Inc., a Delaware corporation

By:	/s/ Steve Wedan
Name:	Steve Wedan
Title:	CEO

EXHIBIT A